UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2016

Mercury Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2016, Mercury Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 4,500,000 shares of its common stock, par value $0.01 per share (the “Firm Shares”) at a price to the public of $19.25 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 675,000 shares of its common stock (together with the Firm Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement to cover overallotments, if any. The Company expects to receive approximately $86.6 million in gross proceeds from the offering, excluding the Underwriters’ option to purchase additional shares. The offering is scheduled to close on or about April 13, 2016, subject to customary closing conditions.

On September 12, 2014, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-198180) of the Company filed on August 15, 2014, with the Commission (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, securities at an aggregate offering price not to exceed $500,000,000. The offering is being made pursuant to the Registration Statement and the prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement, dated April 4, 2016 (the “Preliminary Prospectus Supplement”), and final prospectus supplement, dated April 7, 2016 (the “Final Prospectus Supplement”), relating to the Shares. The Preliminary Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), on April 4, 2016, and the Final Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Securities Act on April 8, 2016.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares. In addition, pursuant to the terms of the Underwriting Agreement, the Company and each director and executive officer of the Company has entered into an agreement with the Underwriters, not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to customary exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

Mercury intends to use the net proceeds of the offering to fund a portion of the previously announced proposed acquisition of the embedded security, RF and microwave, and custom microelectronics businesses of Microsemi, and to pay related expenses and for general corporate purposes.

Item 7.01	Regulation FD Disclosure

On April 7, 2016, the Company issued a press release announcing that it had priced the offering of shares of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 7, 2016, among Mercury Systems, Inc. as issuer and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

99.1	Press release, dated April 7, 2016, of Mercury Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 8, 2016	MERCURY SYSTEMS, INC.

	By:	/s/ Gerald M. Haines II
Gerald M. Haines II
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 7, 2016, among Mercury Systems, Inc. as issuer and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

99.1	Press release, dated April 7, 2016, of Mercury Systems, Inc.

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